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EXHIBIT 10.75

                      AGREEMENT REGARDING THROUGHPUT CHARGE
                              (MEDEMA FAMILY TRUST)

         This Agreement Regarding Throughput Charge ("Agreement) is made this 9th day of December, 1999, effective June 1, 1997 by and between 1) Forcenergy Inc ("Force"), 2) SPC LLC ("SPC"), for itself and as successor to Stewart Petroleum Company, the debtor-in-possession in Case No. A96-00795-DMD in the United States Bankruptcy Court for the District of Alaska, and 3) the Medema Family Trust ("MFT").

                                    RECITALS

         A. MFT and Stewart Petroleum Company ("Stewart") have entered into the following Agreements:

                  a. Letter agreement dated February 11, 1994;

                  b.       Security Agreement dated March 30, 1992;

                  c.       Letter agreement dated July 1, 1994; and

                  d. Financing statements sled on April 15, 1992 and April 21, 1993, including continuation statements filed on December 31, 1996 and April 21, 1998, State of Alaska, Department of Natural Resources Statewide filings.

The above Agreements are collectively referred to herein as the "Throughput Agreements." The Throughput Agreements pertain to a petroleum and natural gas pipeline (the "Pipeline") constructed to transfer petroleum and natural gas from reserves underlying leases described as ADL-359131 and ADL-359112 (the "Leases") which are subject to the West McArthur River Unit (the "Unit") as situated in the Anchorage Recording District, Third Judicial District, State of Alaska. Pursuant to the Throughput Agreements, MFT acquired an interest in all volumes of





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hydrocarbons transported via the Pipeline, for the life of the Pipeline, including therein all revenue or value realized from transportation of hydrocarbons through the Pipeline, which interest was to be paid by SPC to MFT (the "Throughput Charge") according to the July 1, 1994 letter agreement.

         B. On September 13, 1996 an involuntary bankruptcy petition was filed against Stewart in United States Bankruptcy Court for the District of Alaska (the "Bankruptcy Court"). The petition initiated Case No. A96-00795-DMD, the "Bankruptcy Case." On January 24, 1997, an order for relief under Chapter 11 of the United States Bankruptcy Code was entered in the Bankruptcy Case.

         C. On May 6, 1997, Stewart entered into a purchase and sale agreement ("P/S Agreement") with Force pursuant to which Stewart was to sell and Force was to purchase all or substantially all of the assets of Stewart according to the terms and conditions set forth in the P/S Agreement. The Pipeline is one of the assets Force acquired under the P/S Agreement which further required Force to assume Stewart's obligations to pay the Throughput Charge subject to Force's review of the Throughput Agreements.

         D. On May 12, 1997, the Bankruptcy Court entered an order approving the sale of Stewart's assets to Force pursuant to the P/S Agreement, but providing, however, that such sale was not free and clear of the interests, claims, and liens, of; inter cilia, RIFT insofar as such interest, claims, and liens relate to Throughput Charges accruing from and after January 1, 1997.




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         E. On June 5, 1997 SPC closed the sale of substantially all of its assets to Force. As of that date Stewart held, through its managing agent, the sum of $100,595 representing throughput fees otherwise due MFT for the period September 1, 1996 through June 5, 1997. It was agreed between Stewart and Force that Force, in exchange for consideration from Stewart, would release any claim it had to throughput collected by Stewart on or after January 1, 1997 and before June 5, 1997. MET subsequently reached agreement with SPC on distribution of the funds held by the managing agent.

         F. Beginning effective June 5, 1997, Force has been paying to MFT on a monthly basis Throughput Charges for hydrocarbons carried through the Pipeline in conformity with the provisions of the Throughput Agreements.

         G. A liquidating Plan of Reorganization was approved in the Bankruptcy Case. Under the terms of the Plan of Reorganization, SPC LLC has succeeded to the rights and interests of Stewart with respect to all interests of Stewart that may be the subject of this Agreement.

         H. MFT and SPC have negotiated and resolved certain disputes regarding MFT's interest in the Throughput Charges. The agreement was approved by order entered in the Bankruptcy Case on October 27, 1998. Under that Agreement, MFT retains its interest in the Throughput Charges accruing on and after June 5, 1997, subject only to a subrogation claim of SPC, more specifically described below.

         I. SPC and MFT each agree and consent to the transfer to Force of all rights held by Stewart and its successor SPC in the Throughput Agreements and the assumption by


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Force of all obligations arising thereunder pursuant to the terms and conditions set forth in this Agreement.

         WHEREFORE, in consideration of the mutual covenants exchanged below, and for other good and valuable consideration, the parties agree as follows:

                                    COVENANTS

         1. Pursuant to applicable law and under the terms and conditions stated in this Agreement, SPC, for itself and as successor to Stewart, hereby assigns to Force all its right, title, interest, obligations, and liabilities, if any, under the Throughput Agreements. This assignment shall be deemed effective June 5, 1997.

         2. MFT accepts partial cure and consents to assignment, amendment, restatement, and replacement of Throughput Agreements as specified in this Agreement. In consideration of same and the promises made in this Agreement, MFT consents to the assignment by SPC of the Throughput Agreements to Force under the terms and conditions set forth in this Agreement. MFT's acceptance of this partial cure from SPC does not constitute a waiver or withdrawal of MFT's allowed claims against the SPC arising from Throughput Charges or throughput guarantees owed to MFT and allowed as claims under Class 6 pursuant to the confirmed Plan of Reorganization. Notwithstanding anything contained herein to the contrary, neither the prior defaults by SPC under the Throughput Agreements nor the failure of SPC to make payments specified herein shall affect in any way the rights of Force as an assignee of SPC under the Throughput Agreements, and Force shall not be liable to MFT for any obligations or



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liabilities of SPC under the Throughput Agreements except for the period from and after June 5, 1997, and then only to the extent provided for herein.

         3. Force shall pay the Throughput Charge to MFT on all volumes, including erode oil, condensate and associated and non-associated gas, transported through the Pipeline from and after June 5, 1997, for the life of the Pipeline as follows: A) on oil and condensate, ten (10) cents per barrel until 10 million barrels of oil and condensate shall have been transported through the Pipeline from inception of its operations and thereafter five (5) cents per barrel, and B) on associated and non-associated gas, four (4) cents per MCF. It is specifically agreed that Force shall pay the Throughput Charge on all volumes transported by the Pipeline, regardless of origin or ownership of said volumes.

         4. Dedication of Reserves Underlying the Leases. Force hereby dedicates for transporting through the Pipeline, subject to the Throughput Charge, and herewith agrees to transport through the Pipeline when produced, and to pay to MFT the Throughput Charge due thereon, all cruder oil, condensate, and associated and non-associated gas severed from the lands covered by the Leases, excepting from such dedication and agreement to transport only such reserves, if any, which are produced from wells drilled from offshore platform locations. Subject to the immediately preceding sentence, the obligation to pay the Throughput Charge shall remain in effect even if the Leases are incorporated into a larger operating unit whose production is transported through another pipeline, provided that there is reasonable allocation between production from the Leases and production from the larger production unit overall. The Throughput Charge shall apply only to production which has been reasonably allocated to the



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Leases. Force is authorized to determine the allocation, provided it acts in a reasonable and equitable manner. Except as stated in this paragraph, Force shall not be obligated to dedicate any other reserves for transportation through the Pipeline, or to transport through the Pipeline any production from any lease, field or reservoir, but if production from any such non-dedicated reserves is transported through the Pipeline, Force is obligated to pay the Throughput Charge due thereon in accordance with Section 3 of this Agreement.

         5. Preservation and Limitation of MFT's Interest. The interests created by the Throughput Agreements, including any liens and security interests, are hereby ratified and confirmed by Force and the same remain in full force and effect except that all such interests, including any liens and security interests, may be used by MFT to enforce only those obligations incurred by Force on or after June 5, 1997 pursuant to the Throughput Agreements. The liens and security interests retained by MFT pursuant to this Agreement shall expressly include any and all rights of Force to collect from third parties, whether by cash, offset, or any other value, charges for transportation of oil, gas or other hydrocarbons through the Pipeline,

         6. Assignment. In the event that Force conveys or assigns all of its interest in the Lease and the Pipeline, it shall have the right to assign all, but not less than all, of its interest in and duties under the Throughput Agreements and this Agreement to the same assignee to which it assigns its interest in the Leases and the Pipeline, provided that such assignee expressly assumes all duties and obligations to MFT under the Throughput Agreements and this Agreement, and provided MFT gives its prior written consent to such assignment, which consent shall not be unreasonably withheld. Upon Force's assignment of its interest in and duties under the




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Throughput Agreements and this Agreement pursuant to this paragraph of this
Agreement, and provided further that there is no default then existing under the Throughput Agreements and this Agreement, Force shall be released from all liability under the Throughput Agreements and this Agreement.

         7. Warranties. MFT hereby represents and warrants to Force that (A) no one claims an interest in or through the Throughput Agreements and this Agreement except for subrogation claims by SPC, (B) except as stated in (A), the Throughput Agreements are the only agreements between MFT and SPC related to the matters described therein, (C) MFT has good and valid title under the Throughput Agreements to a Throughput Charge of at least ten (10) cents per barrel of oil and condensate transported through the Pipeline (subject only to subrogation rights of SPC), and of at least four (4) cents per MCF on associated and non-associated gas transported through the Pipeline, and (D) James D. Medema and Millie M. Medema are the co-trustees of MFT and as such are duly authorized to execute this Agreement on behalf of MFT. Force hereby represents and warrants to MFT that Force has acquired SPC's title to the Pipeline and that it has good right and authority to enter into this Agreement.

         8. Inapplicable Sections of Letter Agreement. MFT acknowledges that the February 11, 1994 Letter Agreement is replaced in its entirely by the July 1, 1994 Letter Agreement, and that Sections 6, 7, 8, 9, and 10 of the July 1, 1994 Letter Agreement have no application to Force. Force does not assume and is not liable for the obligations of SPC under such sections. However, Force agrees to operate the Pipeline in compliance with all requirements arising under Federal, State, and other applicable law and in compliance with public or private



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permits or agreements affecting operation of the Pipeline. MFT shall not be obligated to pay, or be liable for, any expenses for repair or operation of the Pipeline, any further construction costs for continued operation of the Pipeline, or any costs to deactivate or remove the Pipeline.

         9. By agreement between MFT and SPC, SPC has acquired rights of subrogation to MFT's right to receive payment with respect to throughput for crude oil and condensate only (not for associated or non-associated gas). Under these rights, SPC may in the future acquire the right to receive 50. per barrel for every 100 per barrel payable to MFT. SPC agrees that its rights are solely as subrogee and that SPC will be bound by this agreement to the same extent as MFT. Force shall continue to pay MFT until notified in writing by MFT and SPC that SPC's right to receive 50 per barrel has been triggered and thereafter the Throughput Charge for crude oil and condensate only shall be split evenly between MFT and SPC until the Throughput Charge steps down to 50 per barrel at which point the Throughput Charge shall be paid exclusively to MFT.

         10. Confidentiality. The parties agree that the terms of this Agreement shall be kept confidential, except that the terms hereof may be revealed by either party in any proceeding in any court of competent jurisdiction wherein a matter pertaining to such party's interest in this Agreement is being adjudicated. Nothing herein, however, shall bar MFT or SPC from filing or recording this Agreement of Record in order to protect and/or preserve its interests or rights herein.

         11. Governing Law; Venue. This Agreement shall be construed and enforced according to the law of Alaska. Sole venue for any lawsuit or proceeding of any nature based



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upon or arising from this Agreement shall be in the courts of Alaska, Third
Judicial District at Anchorage.

         12. Further Assurances. The parties pledge mutual good faith and cooperation in taking any other or further acts, including the execution of documents, instruments and court pleadings, which at any time appear reasonably necessary for the other party to this Agreement to receive, perfect or preserve a benefit intended by this Agreement for such party to receive.

         13. Address for Notice. Notices or demands relating to the Throughput Agreements or this Agreement shall be addressed as follows:

                   Forcenergy Inc
                   Attention: President
                   2730 SW 3rd Avenue, Suite 800
                   Miami, FL 33129
                   Facsimile: 305-856-4300
                   Telephone: 305-856-8500

                   The Medema Family Trust
                   James D. and Millie M. Medema, Co-Trustors
                   PO Box 4007
                   Homer, AK 99603
                   Facsimile: 907-235-4886
                   Telephone: 907-235-6559




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                                 FORCENERGY INC.


                                   By: /s/ Thomas F. Getten
                                       ------------------------------------
                                       Thomas F. Getten
                                       Its: Vice President


STATE OF FLORIDA              )
                              ) ss.
COUNTY OF MIAMI-DADE          )

         Before me, a notary public within and for the State of Florida, personally appeared Thomas F. Getten who stated he/she was authorized to sign on behalf of Forcenergy Inc. and that he/she signed the above and foregoing as his/her free act and deed.

         Subscribed and sworn to before me this 9th day of December, 1999.

                                   /s/ Diana Rosado
                                   ---------------------------------------------
                                   Notary Public, State of Florida
                                   [SEAL}

                                   SPC LLC for itself and as successor
                                   to Stewart Petroleum Company



                                   By: /s/ Keith Beatty
                                       ------------------------------------
                                       Its: Managing Agent


STATE OF ALASKA               )
                              ) ss.
THIRD JUDICIAL DISTRICT       )

         Before me, a notary public within and for the State of Alaska, personally appeared Kenneth Beatty who stated he/she was authorized to sign on behalf of Forcenergy Inc. and that he/she signed the above and foregoing as his/her free act and deed.

         Subscribed and sworn to before me this 24h day of Nov, 1999.

                                  /s/ signature
                                   ---------------------------------------------
                                   Notary Public, State of Alaska

My Commission Expires: May 3, 2002



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                                   THE MEDEMA FAMILY TRUST


                                   By: /s/ James D. Medema
                                       ------------------------------------
                                       James D. Medema, Co-Trustee

                                   By: /s/ Millie M. Medema
                                       ------------------------------------
                                       Millie M. Medema, Co-Trustee



STATE OF HAWAII               )
                              ) ss.
COUNTY OF MAUI                )

         Before me, a notary public within and for the State of Hawaii, personally appeared James D. Medema and that he signed the above and foregoing as his free act and deed.

         Subscribed and sworn to before me this 19th day of November, 1999.

                                   /s/ Jeanette Corden
                                   ---------------------------------------------
                                   Notary Public, State of Hawaii
[SEAL}

My Commission Expires: 5/20/2000



STATE OF HAWAII               )
                              ) ss.
COUNTY OF MAUI                )

         Before me, a notary public within and for the State of Hawaii, personally appeared Millie M. Medema and that he signed the above and foregoing as his free act and deed.

         Subscribed and sworn to before me this 19th day of November, 1999.

                                   /s/ Jeanette Corden
                                   ---------------------------------------------
                                   Notary Public, State of Hawaii
[SEAL}

My Commission Expires: 5/20/2000



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